Prudential Financial Services Fund
Annual period ending 11/30/14
File No: 811-03175

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Sector Funds, Inc., which is comprised of Prudential Financial Services Fund, Prudential
Jennison Health Sciences Fund and Prudential Jennison Utility Fund (collectively, the "Funds"), approved the following proposal.
Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,143,535.948     97.300%          60.258%
WITHHELD      5,166,610.397      2.700%          1.672%

 (b) Kevin J. Bannon;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,513,177.133      97.493%          60.378%
WITHHELD      4,796,969.212      2.507%           1.552%

(c) Linda W. Bynoe;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,315,566.540      97.390%          60.314%
WITHHELD    4,994,579.805       2.610%           1.616%

(d) Keith F. Hartstein;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,493,598.647      97.483%          60.371%
WITHHELD    4,816,547.698       2.517%           1.559%

(e) Michael S. Hyland;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,366,730.349     97.417%          60.330%
WITHHELD       4,943,415.996     2.583%          1.600%

(f) Stephen P. Munn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,308,179.255     97.386%         60.311%
WITHHELD      5,001,967.090      2.614%          1.619%

(g) James E. Quinn;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,449,478.846      97.460%          60.357%
WITHHELD      4,860,667.499       2.540%          1.573%

(h) Richard A. Redeker;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,279,988.297     97.371%          60.302%
WITHHELD      5,030,158.048     2.629%           1.628%

(i) Stephen G. Stoneburn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,295,600.207     97.379%          60.307%
WITHHELD      5,014,546.138     2.621%           1.623%

(j) Stuart S. Parker;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,529,120.635     97.501%          60.383%
WITHHELD     4,781,025.710     2.499%           1.547%

(k) Scott E. Benjamin; and

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,482,750.770     97.477%          60.368%
WITHHELD     4,827,395.575      2.523%           1.562%

(l) Grace C. Torres.

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,229,127.735      97.345%         60.286%
WITHHELD      5,081,018.610      2.655%           1.644%


The special meeting of shareholders of the Prudential Financial Services Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 and January 9, 2015, to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                 SHARES VOTED     % OF VOTED       % OF TOTAL

FOR              4,101,884.833      19.797           16.025
AGAINST          561,912.569       2.712             2.195
ABSTAIN          214,264.042       1.035             0.837
BROKER NON-VOTE 15,841,699.201     76.456            61.887

TOTAL           20,719,760.645    100.000           80.944


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR             2,846,283.766       13.738     11.119
AGAINST          1,825,813.533       8.812      7.133
ABSTAIN            205,963.895       0.994      0.805
BROKER NON-VOTE  15,841,699.451     76.456     61.887

TOTAL            20,719,760.645     100.000    80.944